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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-134095 on Form S-1 of our report dated March 17, 2006 (April 28, 2006 as to Note 15) relating to the consolidated balance sheets of CPG International Inc. (formerly known as Compression Polymers Holding II Corporation) and Subsidiaries (the "Successor") as of December 31, 2005 and Compression Polymers Holdings LLC and Subsidiaries (the "Predecessor") as of December 31, 2004 and the related consolidated statements of operations, shareholder's equity, and cash flows of the Successor for the period May 11, 2005 to December 31, 2005 and of the Predecessor for the period January 1, 2005 to May 10, 2005 and for each of the two years in the period ended December 31, 2004, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 26, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM